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                         NOTICE OF GUARANTEED DELIVERY

                           UGLY DUCKLING CORPORATION
                               OFFER TO EXCHANGE
              UP TO $16,486,582 AGGREGATE PRINCIPAL AMOUNT OF ITS
                      12% SUBORDINATED DEBENTURES DUE 2003
                                      FOR
                   UP TO 2,536,397 SHARES OF ITS COMMON STOCK

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME,
                     ON DECEMBER 22, 1998, UNLESS EXTENDED.

     As set forth in the Offering Circular dated November 20, 1998 (the "Offering Circular") under "The Exchange Offer -- How to Tender," this form or one substantially equivalent hereto must be used to accept the Exchange Offer (as defined below) of Ugly Duckling Corporation, a Delaware corporation (the "Company"), if certificates representing Shares of Common Stock ("Common Stock Certificates") are not immediately available (or the procedures for book-entry transfer cannot be completed on a timely basis) or the shareholders cannot deliver their Common Stock Certificates, Letter of Transmittal and other required documents to the Exchange Agent (as defined in the Offering Circular) on or prior to 5:00 p.m., New York City time, on December 22, 1998 unless extended as described in the Offering Circular (the "Expiration Time"). Such form may be delivered by hand or transmitted by facsimile transmission or mail to the Exchange Agent prior to the Expiration Time.

                       TO: HARRIS TRUST AND SAVINGS BANK
                             (THE "EXCHANGE AGENT")

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             BY HAND                  BY FACSIMILE TRANSMISSION:                  BY MAIL:
      OR OVERNIGHT COURIER:          Harris Trust and Savings Bank
  Harris Trust and Savings Bank        c/o Harris Trust Company         Harris Trust and Savings Bank
    c/o Harris Trust Company                  of New York                 c/o Harris Trust Company
           of New York                       212-701-7636                        of New York
         88 Pine Street              Confirm Receipt of Facsimile               P.O. Box 1010
           19th Floor                             By                         Wall Street Station
    New York, New York 10005           Telephone to 212-701-7624        New York, New York 10268-1010
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                                         For information call
                                Corporate Investor Communications, Inc.
                                            1-888-673-4478
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     Delivery of this instrument to an address or transmission of instruction via a facsimile number other than as set forth above will not constitute a valid delivery.

     This form is not to be used to guarantee signatures. The Eligible Institution (as defined in the Letter of Transmittal) that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and Common Stock Certificates to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

     The undersigned hereby tenders to the Company, upon the terms and conditions set forth in the Offering Circular and related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, ________________ Shares of Common Stock pursuant to the guaranteed delivery procedure described in the Exchange Offer "The Exchange Offer -- How to Tender."

                  (PLEASE TYPE OR PRINT ALL INFORMATION BELOW)

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    SIGNATURE(S): ---------------------------------------       COMMON STOCK CERTIFICATE NO(S) (IF AVAILABLE):
    -----------------------------------------------------       -----------------------------------------------------
    -----------------------------------------------------       -----------------------------------------------------
    NAME(S) OF RECORD HOLDER(S) --------------------            TOTAL NUMBER OF SHARES REPRESENTED BY
    -----------------------------------------------------       CERTIFICATE(S):
    ADDRESS(ES): ----------------------------------------       -----------------------------------------------------
    -----------------------------------------------------       NAME OF TENDERING INSTITUTION: -------------------
    -----------------------------------------------------       ACCOUNT NUMBER: ----------------------------------
    -----------------------------------------------------
    ZIP CODE
    AREA CODE AND TEL. NO(S): ------------------------
    -----------------------------------------------------
    DATED: ----------------------------------------------
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

                                   GUARANTEE

                      (DO NOT USE FOR SIGNATURE GUARANTEE)

     The undersigned, a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office in the United States, hereby guarantees (a) that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 13e-4 under the Securities Exchange Act of 1934, as amended, and (b) that delivery to the Company of certificates representing the Shares of Common Stock tendered hereby, together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof properly completed and duly executed and any other required documents will be received by the Exchange Agent no later than three (3) Nasdaq trading days after the date of execution of this Notice of Guaranteed Delivery.

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-----------------------------------------------------            -----------------------------------------------------
NAME OF FIRM                                                     AUTHORIZED SIGNATURE

-----------------------------------------------------            -----------------------------------------------------
ADDRESS                                                          TITLE

-----------------------------------------------------            -----------------------------------------------------
ZIP CODE                                                         NAME: PLEASE TYPE OR PRINT

AREA CODE & TEL. NO. -----------------------------               DATED ----------------------------------------------
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          NOTE: DO NOT SEND COMMON STOCK CERTIFICATES WITH THIS FORM.
           CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.

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